AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 2010

REGISTRATION NO. 333-158293

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

EVCARCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA	26-3526039
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7703 Sand Street, Fort Worth, Texas	76118
(Address of Principal Executive Offices)	(Zip Code)

Consulting Services Agreement

(Full Title of the Plan)

Nevada Agency and Trust Company
50 West Liberty Street
Suite 880
Reno, Nevada 89501

(Name and Address of Agent for Service)

(775)-322-4026

(Telephone number, including area code, of agent for Service

COPIES TO:

Wayne M. Whitaker

Whitaker Chalk Swindle & Sawyer, LLP
301 Commerce Street, Suite 3500
Fort Worth, Texas  76102
Tel: (817)-878-0530
Fax: (817)-878-0501

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001(2)	6,000,000	$0.046	$276,000	$19.68

TOTAL REGISTRATION FEE				$19.68

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c). Based on the closing price of the Company's common stock on June 21, 2010.

(2) Represents shares of Common Stock issued to a consultant to the Company. Please refer to the Selling Shareholders section of this document.

EXPLANATORY NOTE

EVCARCO, Inc. has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 6,000,000 shares of common stock, par value $0.001 per share, issued to the selling shareholder in a transaction not involving any public offering (“restricted securities”). Under cover of this Form S-8 is a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act of 1933. The reoffer prospectus may be utilized for reofferings and resales of up to 6,000,000 shares of the restricted securities by the selling shareholder. As of the date of filing, EVCARCO does not satisfy the registrant requirements for use of Form S-3, therefore the amount of securities to be offered or resold by means of the reoffer prospectus by the selling shareholder and any other person with whom he or she is acting in concert for the purpose of selling securities of EVCARCO, may not exceed, during any three month period, the amount specified in Rule 144(e).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

EVCARCO will send or give the documents containing the information specified in Part 1 of Form S-8 to employees or consultants as specified by Securities and Exchange Commission Rule 428 (b) (1) under the Securities Act of 1933, as amended (the "1933 Act"). EVCARCO does not need to file these documents with the commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the 1933 Act in accordance with the Note to Part I of Form S-8. These documents, and the documents incorporated by reference in this registration statement pursuant to Item 3 of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

PROSPECTUS

EVCARCO, INC.

6,000,000 SHARES OF COMMON STOCK

This prospectus relates to the potential resale from time to time by a selling stockholder of EVCARCO, Inc. (“us,” “our,” “we,” or the "Company") of up to 6,000,000 shares of our common shares acquired pursuant to a consulting services agreement. Under this agreement the selling stockholder holder received the shares for his providing and agreeing to provide information and advice on strategic business planning and development; products and business alliances; marketing and advertising; media, investor and vendor relationships; and other matters requested by us.  For more information, see “Selling Security Holder” beginning on page 12 of this prospectus.

The selling stockholder may offer and sell any of the shares of common stock from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the shares. For additional information on the possible methods of sale that may be used by the selling stockholder, you should refer to the section entitled “Plan of Distribution” beginning on page 14 of this prospectus. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. We will pay all expenses incurred in effecting the registration statement of which this prospectus constitutes a part.

Our common stock is traded on the on the Over the Counter Bulletin Board (OTCBB) under the symbol “EVCA.OB.”  On June 21, 2010, the closing price of our common stock was $0.046 per share.

INVESTING IN THESE SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS BEFORE PURCHASING THE COMMON STOCK.

Our principal executive offices are located at 7703 Sand Street Fort Worth, TX 76118, and our telephone number is 877-693-8227. Our Internet address is http://www.evcarco.com. Information on the website does not constitute part of this prospectus, unless specifically incorporated by reference.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 22, 2010.

TABLE OF CONTENTS

SUMMARY	5

ABOUT THIS PROSPECTUS	5

FORWARD-LOOKING STATEMENTS	6

SECURITIES TO BE REGISTERED	7

RISK FACTORS	7

OUR BUSINESS	8

USE OF PROCEEDS	12

DETERMINATION OF OFFERING PRICE	12

DILUTION	12

SELLING SECURITY HOLDER	12

DESCRIPTION OF SECURITIES	12

PLAN OF DISTRIBUTION	14

EXPERTS	15

WHERE YOU CAN FIND MORE INFORMATION	15

DOCUMENTS INCORPORATED BY REFERENCE	15

SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION	16

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before making an investment decision. Before making an investment decision you should read the entire prospectus carefully, including the “Risk Factors” beginning on page 7 and the information and financial statements incorporated in this prospectus by reference as described in “Incorporation by Reference” beginning on page 15.

The Company

EVCARCO, Inc. is a new car franchised dealership company that was incorporated on October 14, 2008 in the State of Nevada. We are engaged in selling environmentally conscious automobiles, offering both new electric and pre-owned vehicles, along with warranties, maintenance, and mechanical services.

Risk Factors

Incorporated on October 14, 2008, we are a company in the early stage of development with an unproven business strategy. Our limited history of operations makes evaluation of our business and prospects difficult. Our business plan may be unsuccessful, and if it fails, we will not have alternate services or products to offer in order to ensure our continuation as a going concern. The success of our business plan is dependent on the continued development and improvement by the manufacturers of the automobiles we sell and the level of market acceptance of those automobiles. Should our market strategy be too narrowly focused or should the target market not be as responsive as we anticipate, we do not have in place alternate services or products that we can offer to establish our continuation as a going concern.

The Offering

Common stock offered by the selling security holder	6,000,000 shares

Common stock outstanding after this offering	71,830,500 shares as of June 22, 2010

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling security holder listed in this prospectus under “Selling Security Holder.”

Market price of common stock	On June 21, 2010, the last reported sale price of our common stock was $0.046 per share.

Over the Counter Bulletin Board (OTCBB) symbol	EVCA.OB

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling shareholder may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

ABOUT THIS PROSPECTUS - continued

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling shareholder. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements that are considered “forward looking statements” within the meaning of United States securities laws. In addition, EVCARCO and our management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends, management’s future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” and “goal” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements about EVCARCO’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to EVCARCO.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed elsewhere in this prospectus or disclosed in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the time this prospectus is filed with the SEC. EVCARCO undertakes no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC. The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate EVCARCO. Any investor in EVCARCO should consider all risks and uncertainties disclosed in our SEC filings described below under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

Our Business

EVCARCO’s business is not dependent on seasonal factors.

SECURITIES TO BE REGISTERED

EVCARCO is registering 6,000,000 shares of its common stock that has been issued to the selling shareholder pursuant to a consulting services agreement.  There is no deemed offering price for these securities, and any offering will be within the discretion of the selling shareholder pursuant to market conditions.  EVCARCO’s common stock trades on the Over the Counter Bulletin Board market.  The common stock shares are not being registered pursuant to an underwritten offering.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

As a company in the early stage of development with an unproven business strategy, our limited history of operations makes evaluation of our business and prospects difficult.
We were incorporated on October 14, 2008. Our business prospects are difficult to predict because of our limited operating history, early stage of development and unproven business strategy. Our primary business activities will be to earn revenues through new car sales, pre-owned car sales, parts, service, both warranty and customer pay repairs, finance & insurance sales, accessory sales, and aftermarket products. Although we believe that our business plan has significant profit potential, we may not be able to attain profitable operations and our management may not succeed in realizing our business objectives.

Our business plan may be unsuccessful, and if it fails, we will not have alternate services or products to offer in order to ensure our continuation as a going concern.
The success of our business plan is dependent on the continued development and improvement by the manufacturers of the automobiles we sell. Lack of operating history makes it difficult to validate our business plan. In addition, the success of our business plan is dependent upon the market acceptance of the electric automobiles we sell. Should our market strategy be too narrowly focused or should the target market not be as responsive as we anticipate, we will not have in place alternate services or products that we can offer to ensure our continuation as a going concern.

We have maintained losses since inception, which we expect will continue in the future.
We expect to continue to incur operating losses in near future. These losses will occur because we do not yet have sufficient revenues to offset the expenses associated with the development, marketing and sales of our products and services. We cannot guarantee that we will ever be successful in generating sufficient revenues in the future. We recognize that if we are unable to generate adequate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumptions regarding the likelihood that we will prove successful, and we can provide no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Our independent auditors have expressed doubt about our ability to continue as a going concern, indicating the possibility that we may not be able to continue to operate.
From inception through December 31, 2009, the Company has generated revenues of $934,336 and incurred cumulative net losses of $1,160,354. Without obtaining adequate capital, it is unlikely we can maintain operations long enough to become profitable. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. In addition, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. To date, we have completed only initial stages of our business plan and we can provide no assurance that we will be able to generate enough revenue from our business in order to achieve profitability. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in our Company.

RISK FACTORS - continued

We may not be able to execute our business plan or stay in business without additional funding.
We will require additional financing, through issuance of debt and/or equity, in order to continue operations. Such financing, may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable, or result in profits.

We may not be able to compete effectively against our competitors.
We are engaged in a rapidly evolving industry, and face direct competition from companies that may have greater resources, research and development staff, sales and marketing staff and facilities than we do. In particular the major automakers are developing electric automobiles which may negatively impact our ability to compete. In addition, other recently developed technologies are, or may in the future be, the basis of competitive products. There can be no assurance that our competitors will not develop technologies and products that are more effective than those being represented by us.

We need to retain key personnel to support our product and ongoing operations.
The development and marketing of our product will continue to place a significant strain on our management and other resources. Our future success depends upon the continued services of our executive officers who have critical industry experience and relationships that we rely on to implement our business plan. The loss of the services of any of our executive officers would negatively impact our ability to sell our product, which could adversely affect our financial results and impair our growth. Currently, we have no employment agreement with any of the officers, but anticipate entering into such agreements in the near future.

OUR BUSINESS

Overview

EVCARCO, Inc. was formed to sell environmentally conscious automobiles through automotive dealerships it establishes, owns and manages as well as sell franchises for its dealerships in multiple cities throughout the U.S. The Company will offer both new electric and pre-owned vehicles, along with the traditional related services including financing, warranties, and maintenance and mechanical work. The first Company owned location is in Fort Worth, Texas and was started in December of 2008. The second Company owned location was opened in May of 2010, in Dallas, Texas. Currently available products are from Wheego Electric Cars, Inc., manufactured in the US, and The Tazzari Group, produced in Italy. Executives in the Company have experience in the automobile industry managing large dealerships in the Dallas, Fort Worth, and North Texas regions.

Products and Services

EVCARCO‘s business model for automotive dealerships is intended to provide customers with quality, eco-friendly, and alternative-fuel vehicles, with an emphasis on performance, safety, affordability, and superior service. The Company already has established its first dealership at its Company headquarters in Fort Worth, Texas and is establishing its second location in Dallas, Texas which will then serve as the Company’s headquarters.

EVCARCO intends to initially establish company-owned dealerships in other Texas markets, including Houston, Austin, and San Antonio. The Company is also offering franchise dealerships in major markets across the country, initially focusing in the South and Southeast. The rate of expansion of company and franchise locations will largely depend on market acceptance of the new products and availability of capital. EVCARCO dealerships will offer the latest new electric vehicles, multiple pre-owned car brands that utilize various green technologies, such as electric, hydrogen, and compressed natural gas, and a small portion of regular preowned cars. Other products and services will include financing, warranties, maintenance, and mechanical services. Some automobiles being sold by the Company are restricted by states to maximum speeds and streets with certain maximum speed limits due to their sale being pursuant to an exemption from certain Department of Transportation (“DOT”) safety requirements. Also, certain automobiles that are not subject to these  restrictions are being sold from manufacturers without certain DOT safety standards being certified as having been met, based on an ability to manufacture and sell a limited number of models while the DOT certification is being obtained. These limitations may restrict the market for the models the Company offers, or limit the volume of models available to be sold.

OUR BUSINESS - continued

Products and Services - continued

The following is a limited list of manufactures, whose products we sell, or intend to sell in the near future:

· Wheego Electric Cars, Inc. - manufactures the Wheego Whip, fully electric car, currently certified as Low Speed Vehicle (“LSV”), capable of traveling 40 miles on a single charge, with a current base model delivered retail price of $19.995. Wheego wants to make the best electric cars in the world and educate everyone as to the practical benefits of owning and driving one. EVCARCO is offering Wheegos under exclusive authorized dealership contract for Tarrant Country, Texas and has options on other territories in several states.

· The Tazzari Group - manufactures the ZERO, currently a LSV, an Italian electric urban sports vehicle powered by the latest generation lithium batteries.  Depending on the driving mode, the ZERO has a range of up to 80 miles and currently starts at $31,000. Tazzari’s mission is to provide the very best technology and quality at a really competitive price for a vehicle that is totally innovative and without peers in the field of ecological mobility - a trailblazer in the new age of lithium powered electric drive. Currently, EVCARCO is the exclusive dealer of the ZERO in the US.

· EnVision Motor Company, Inc. - the exclusive distributor for the Electric Motor Cars (“EMC”) family of all electric vehicles, which include a 7 passenger station wagon, a cargo van, and a pick-up truck. Production of the EMC products is scheduled to begin in the next few months, with the estimated price between $35,000 and $40,000. EVCARCO is a non-exclusive authorized dealer of EMC products, and is in current negotiations regarding exclusive distribution rights for several states.

· Venta, Inc. - operates with the goal of discovering and distributing environmentally friendly automotive products. It currently has distribution contracts relating to the Tazzari and Foton vehicles. Venta and EVCARCO are working closely on brining new electric vehicles to the US market.

· Green Vehicles - manufactures fully electric vehicles for many lifestyles. Its Models include the Triac™, a freeway commuter; the Moose™, a van that currently retails for $16,995; and the Buckshot™, a heavy-duty work truck with a best-in-class 1/2 ton payload capacity, currently retailing for $23,995. We are currently in negotiations to finalize a distribution agreement with this manufacturer.

· RONN Motor Company, Inc. - developed the Scorpion HX™, a hydrogen fuel injected hybrid vehicle. Estimated price for this exotic sports car is $250,000. Full production is scheduled to begin at the end of the second quarter of 2010. Their other products, the H2GO™ real time hydrogen generation system and the RonnZoil™ line of biodegradable lubricants will be available for sale in the near future. EVCARCO has signed a memorandum of understanding with RMC, and is working to finalize the agreement for retail sales of their products.

· Coulomb Technologies Charging Stations - Coulomb Technologies provides networked charging stations for electric vehicles. Coulomb offers 24/7 service and support for all of its stations as well as a Network Operating System that provides a smart charging infrastructure. EVCARCO is an authorized dealer of Coulomb products.

Strategic Marketing Plan

Our overall marketing objective is to drive rapid market penetration of EVCARCO products, establishing us in the marketplace with high quality electric new cars and hybrid pre-owned vehicles. Our branding will be as an environmentally responsible automobile dealership.

There are five key phases to the strategy in which EVCARCO intends to penetrate the marketplace:

●	Launch EVCARCO franchises, with new electric vehicles and pre-owned operations.

●	Establish EVCARCO through branding the Company as eco-friendly by use of:
		Billboards and other outside advertising
	Internet sales and advertising
	Industry specific magazines and articles
	Involve local media by using the Go Green campaign
	Join and sponsor environmental clubs and groups, plus participate in their community activities
	Get involved in political issues which support the environment

OUR BUSINESS - continued

Strategic Marketing Plan - continued

●	Set up outside dealership displays and events to create awareness of the product capabilities:
		Ride and Drive events
	Kiosk in malls with information
	Exposure through daily use of vehicles

●	Develop Green projects and sustainable transportation programs with various governmental entities, non-profit and educational organizations.

●	Aggressively market its brand through social media, online strategic partnerships, and search engine optimization.

Market Analysis of Major Eco-Friendly Automotive Technologies

Electric Vehicles

In 2006, a documentary titled “Who Killed the Electric Car” was released as an expose of the various forces that brought about the demise of the General Motors’ EV1. The EV1 was introduced to consumers in California in the 1990s, and enjoyed strong consumer demand before vanishing from the market and the media. This film brought the electric car back to the forefront of environmentally conscious Americans, who began searching for electric vehicle options once again.

The U.S. government has announced plans for significant financial support for development of fuel-efficient vehicles, as well as advanced electric and hybrid batteries.

Most existing major car manufacturers have electric cars in their production plans.  Some of the models have already been announced for upcoming years: BMW- the Megacity, BYD E6, and Coda (Electric Sedan); Ford Focus- the EV and Transit Connect Electric; Mercedes-the BlueZero; Mini-the Mini E; Mitsubishi- the iMiEV; Nissan-the Leaf; Pininfarina- the Blue Car; Renault- the Fluence; Smart Car- Smart ED; Subaru-the R1E; Toyota-the FT-EV; Tesla- Model S.

Hybrid Vehicles

According to R.L. Polk, registrations for new hybrid vehicles totaled 315,668 in 2008, down slightly from 2007 but still a 3,270% increase from 2000.  Sales of hybrids show strong correlation with the price of gasoline.  With the predicted rise in oil prices, due to growing global demand, future of these vehicles remains optimistic.  In 2008, hybrids comprised 2.8 percent of all vehicles in North America, that number is expected to raise to 5.3 percent by 2012.  Although, some experts believe, that hybrid vehicles are only a stepping stone on the path toward even cleaner and more energy efficient cars, powered completely by electricity, fuel cells and other developing technologies.

Compressed Natural Gas (“CNG”)

Currently, the only production CNG vehicle available is the Honda Civic GX; however, several companies sell aftermarket conversion kits for cars and trucks. The U.S. Environmental Protection Agency has stated that CNG is the cleanest internal-combustion technology available. Attributes include:

●	Reduction of carbon monoxide emissions of 90 to 97 percent
●	Reduction of carbon dioxide emissions of 25 percent
●	Reduction of nitrogen oxide emissions of 35 to 60 percent
●	Potential reduction of non-methane hydrocarbon emissions of 50 to 75 percent
●	Emission of fewer toxic and carcinogenic pollutants
●	Emission of little or no particulate matter
●	Elimination of evaporative emissions

OUR BUSINESS - continued

Competition

The Company does not believe it is competing against tradition petroleum powered automobile manufacturers, but rather the evolving area of selling eco-friendly alternative powered and hybrid powered automobiles. The Company’s owned and franchised dealerships will be deployed so as to minimize competition in each of its markets. However, the Company will face competition from electric carmakers sold through other dealers. Some of these are major players in the automotive industry (e.g. General Motors, Toyota, Nissan, and others) who have enormous brand recognition and financial strength, while others are small less known and capitalized companies that rely on their own unique combinations of price, performance, and features to stimulate consumer demand for their cars.

Competitive Advantage

EVCARCO believes that its competitive advantages include:

●	The Company is the first automotive retail group dedicated to opening car dealerships that only sell eco-friendly vehicles
●	Management team has more than 45 years of combined experience in sales, service, ownership, and management of multiple automobile dealerships
●	Selling products that use the most advanced clean technologies available
●	Offering multiple brands with selections of both new and pre-owned electric vehicles and other environmentally friendly vehicles
●	Establishing multiple sources of operating revenue
●	Creative marketing tactics that will reach a large segment of customers

Sources and Availability of Products and Supplies

Currently the Company has access to an adequate supply of products, from various manufacturers.  These companies and their products are new, not well established, and are a subject to significant risk and uncertainty.

The Company believes that due to the number of manufacturers who are trying to develop alternative fuel products and constant progress in new technologies and new entrants to the market, loss of one or several sources will not have significant negative impact on our operations.

Dependence on One or A Few Major Customers

We are not dependent on one or a few major customers and do not anticipate becoming dependent in the foreseeable future.

Regulations

We operate in a highly regulated industry. A number of state and federal laws and regulations affect our business. In every state in which we operate, we must obtain dealer licenses issued by state regulatory authorities. Federal regulations and a lot of states require franchise or business opportunity registrations. Numerous laws and regulations govern our conduct of business, including those relating to our sales, operations, financing, insurance, advertising, and employment practices. These laws and regulations include state franchise laws and regulations, consumer protection laws, privacy laws, escheatment laws, anti-money laundering laws, and other extensive laws and regulations applicable to new and used motor vehicle dealers, as well as a variety of other laws and regulations. These laws also include federal and state wage-hour, anti-discrimination, and other employment practices laws.

Furthermore, we expect that new laws and regulations, particularly at the federal level, in the labor and employment, health care, environmental, and consumer protection areas may be enacted that could also affect our business.

Safety, required gas mileage regulations, and state lemon laws, while affecting the automobile industry generally, could have an increased impact on the Company due to its size and limited scope of automobiles intended to be sold.  Additionally many of the automobiles offered by the Company are subject to state LSV regulations, which vary by state.

USE OF PROCEEDS

We will receive no proceeds from sales of the securities.

DETERMINATION OF OFFERING PRICE

The Selling Shareholder may sell his registered shares based on market conditions and his own discretion.  There is no set offering price for the common stock shares included in this registration statement.

DILUTION

The 6,000,000 shares included in this registration statement have been previously issued to the selling shareholder.  Therefore the sale of these shares by selling shareholder will have no dilutive effect.

SELLING SECURITY HOLDER

Name	Relationship to Company	Number of Shares Offered	Percentage of Common Stock Class Before Offering	Percentage of Common Stock Class After All Shares in Offering Sold
Richard H. Griffiths Calle 50 Solendelg Building Panama City, Panama 1000	Consultant	6,000,000	8.35%	0%

For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling shareholder.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the selling shareholder has sole voting and investment power with respect to the securities.

We do not know when or in what amounts the selling shareholder may offer the securities for sale. The selling shareholder might not sell any or all of the securities offered by this prospectus. Because the selling shareholder may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling shareholders after completion of the offering.

DESCRIPTION OF SECURITIES

The Company’s Articles of Incorporation provide for both common stock and preferred stock.

Common Stock

Our authorized common stock consists of 180,000,000 shares of common stock, par value $0.001 per share.

The holders of our common stock:

•	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;
•	Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
•	Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
•	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

DESCRIPTION OF SECURITIES - continued

Common Stock - continued

The shares of common stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or “ pari passu,” each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every stockholder who is present in person and entitled to vote has one vote, and on a poll every stockholder has one vote for each shares of common stock of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, our officers and directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See “Security Ownership of Certain Beneficial Owners and Management.”

We refer you to our Articles of Incorporation and Bylaws, copies of which were filed with the registration statement of which this prospectus is a part, and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

As of June 22, 2010, there were 71,830,500* shares of our common stock issued and outstanding.

Preferred Stock

Our Articles of Incorporation authorize the issuance of 15,000,000 shares of preferred stock with a par value of $0.001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding. The preferred shares have the following rights, preferences and privileges:

Ranking: Our Class A Preferred Stock (“Class A Stock”) ranks, as to dividends and upon liquidation, senior and prior to our common stock, par value $0.001 per share (the “Common Stock”) and to all other classes or class of stock issued by the Issuer, except as otherwise approved by the affirmative vote or consent of the holders of a majority of the shares of outstanding Class A Stock.

Liquidation Rights. With respect to rights on liquidation, the Class A Stock shall rank senior and prior to our Common Stock and to all other classes or series of stock issued by EVCARCO, Inc., except as otherwise approved by the affirmative vote or consent of the holders of at least a majority of outstanding Class A Stock.

Voting.  The Class A Stockholders shall be entitled to four (4) votes for each share of Class A Stock held on any matters requiring a shareholder vote of EVCARCO, Inc.

Conversion.  Any Class A Stockholder shall have the right, at any time from the date of issuance, to convert any or all of its Class A Stock into 4 shares of fully paid and non-assessable shares of Common Stock for each share of Class A Stock so converted.

Options, Warrants and Rights

There are no outstanding options, warrants, or rights to purchase any of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

DESCRIPTION OF SECURITIES - continued

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

We have appointed the following transfer agent for our shares of common and preferred stock:

Olde Monmouth Stock Transfer Phone: (732) 872-2727 Fax: (732) 872-2728. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

PLAN OF DISTRIBUTION

The selling security holder may, from time to time, sell any or all of his shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date of this prospectus;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling security holder may also sell shares that qualify for sale pursuant to Rule 144 under the Securities Act, rather than under this prospectus. In effecting sales, broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices other than related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares commissions as described above.

PLAN OF DISTRIBUTION - continued

The selling security holder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by him and, if he defaults in the performance of his secured obligation, the pledgee or secured party may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus pursuant to Rule 424(b)(3) or other applicable provision of the Securities Act amending the selling security holder’s list to include the pledgee, transferee or other successor in interest as selling security holder under this prospectus.

The selling security holder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The selling security holder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are paying all fees and expenses incurred by us incident to the registration of the shares. We will receive no portion of the proceeds from the sale of the shares and will bear all of the costs relating to the registration of this offering (other than any fees and expenses of counsel for the selling security holder). Any commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the shares will be borne by the selling security holder. We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

EXPERTS

The financial statements of EVCARCO appearing in its Annual Report on Form 10-K/A for the period ended December 31, 2009 and have been audited by Seale and Beers, CPAs, an independent registered public accounting firm, as set forth in their audit report included with the financial statements. Such financial statements, including the audit report, are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

EVCARCO is required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we file at the SEC's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the SEC’s Public Reference Room by calling 1-800-SEC-0330 (1-800-732-0330). The SEC also maintains an Internet website at http//www.sec.gov where our filings are also available.

DOCUMENTS INCORPORATED BY REFERENCE

The 1933 Act regulations allow EVCARCO to "incorporate by reference" information into this reoffer prospectus, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this reoffer prospectus, except for any such information superseded by information in this reoffer prospectus. Information that we file with the SEC after the date of this Prospectus will automatically update and supersede the information in the Prospectus.

DOCUMENTS INCORPORATED BY REFERENCE - continued

We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

(a)	Annual Report on Form 10-K/A for the year ended December 31, 2009, filed with the Securities and Exchange Commission on June 18, 2010;
(b)	Form 8-A Registration of Certain Classes of Securities Pursuant to Section 12(g) of the Securities Exchange Act of 19334, filed with the Securities and Exchange Commission on May 13, 2010;
(c)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Securities and Exchange Commission on May 19, 2010;
(d)	Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2010;
(e)	Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2010;
(f)	Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2010;
(g)	Report on Form 8-K filed with the Securities and Exchange Commission on May 17, 2010; and
(h)	Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2010.

The Company will provide without charge to each person to whom a copy of this reoffer prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference into this reoffer prospectus (excluding exhibits unless the exhibits are specifically incorporated by reference into the information the reoffer prospectus incorporates). Requests should be directed to the Chief Financial Officer at EVCARCO's executive offices, located at 7703 Sand Street Fort Worth, Texas, 76118.  EVCARCO's telephone number is (817) 595-0710. The Company's corporate Internet website address is http://www.evcarco.com.

SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

The Company’s bylaws provide that it may indemnify its officers and directors to the extent permitted by law. While the Company has not taken any action to provide any such indemnification, including with respect to indemnification of officers, directors or a controlling person against liabilities arising under the 1933 Act, it may do so at any time.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are hereby incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 10-K/A for the year ended December 31, 2009, filed with the Securities and Exchange Commission on June 18, 2010;
(b)	Form 8-A Registration of Certain Classes of Securities Pursuant to Section 12(g) of the Securities Exchange Act of 19334, filed with the Securities and Exchange Commission on May 13, 2010;
(c)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Securities and Exchange Commission on May 19, 2010;
(d)	Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2010;
(e)	Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2010;
(f)	Report of Form 8-K filed with the Securities and Exchange Commission on May 12, 2010;
(g)	Report of Form 8-K filed with the Securities and Exchange Commission on May 17, 2010;
(h)	Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 201; and
(i)
All other reports and documents subsequently filed by the Registrant pursuant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company is incorporated in Nevada. Under Nevada law, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding brought by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. (NRS 78.7502 )  The Company’s Articles of Incorporation does not address indemnification. The Company’s bylaws provide that it may indemnify its officers and directors to the extent permitted by law. The Company has not taken any action to provide any such indemnification, including with respect to indemnification of officers, directors or a controlling person against liabilities arising under the 1933 Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

The shares being registered by the Company for offer and sale by the selling shareholder were issued for consulting services pursuant to a consulting services contract. The consulting services contract and the terms of issuance of the shares was privately negotiated with the selling security holder and there was no general or public solicitation of offers regarding the company shares. The company provided the selling shareholder with information about the company, access to any information he requested and answered all questions about the company he ask. The sale were made in reliance of the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof covering transactions not involving any public offering or not involving any public "offer" or "sale".

ITEM 8. EXHIBITS

Exhibit Number	Description

3.1	Articles of Incorporation of Registrant (1)
3.2	Amendment to Articles of Incorporation (2)
3.3	Certificate of Designation (2)
3.4	Amended and Restated Bylaws of the Registrant (3)
3.5*	Certificate of Change
3.6	Certificate of Correction (4)
23*	Consent of Independent Registered Public Accounting Firm
10.5	Consulting Services Agreement Dated May 14, 2010 between the Company and Richard Griffiths (5)

1. Incorporated by reference to Exhibit with the same number in the Company’s Registration Statement on Form S-1 as filed with the SEC on March 30, 2009.
2. Incorporated by reference to Exhibits with the same number in the Company’s Registration Statement on Form S-1/A as filed with the SEC on May 1, 2009.
3. Incorporated by reference to Exhibit with the same number in the Company’s Registration Statement on Form POS AM as filed with the SEC on September 28, 2009.
4. Incorporated by reference to Exhibit 3.1 in the Company’s Current Report on Form 8-K filed June 18, 2010.
5. Incorporated by reference to Exhibit 10.5 of Company’s Current Report on Form 8-K, file May 17, 2010.
* Filed herewith

ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on June 22, 2010.

EVCARCO, Inc.

/s/ Dale Long By: Dale Long, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on  June 22, 2010.

Signatures	Title

/s/ DALE LONG	President, Chief Executive Officer and Director
(Dale Long)	(Principal Executive Officer)

/s/ NIKOLAY FROLOV	Chief Financial Officer, Treasurer and Director
(Nikolay Frolov)	(Principal Financial and Accounting Officer)

/s/ SCOTT O’NEAL	Chief Operating Officer, Secretary,
(Scott O’Neal)	Vice President and Director

/s/ EDOUARD PROUS	Chief Technology Officer, Vice President
(Edouard Prous)

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Articles of Incorporation of Registrant (1)
3.2	Amendment to Articles of Incorporation (2)
3.3	Certificate of Designation (2)
3.4	Amended and Restated Bylaws of the Registrant (3)
3.5*	Certificate of Change
3.6	Certificate of Correction (4)
23*	Consent of Independent Registered Public Accounting Firm
10.5	Consulting Services Agreement Dated May 14, 2010 between the Company and Richard Griffiths (5)

1. Incorporated by reference to Exhibit with the same number in the Company’s Registration Statement on Form S-1 as filed with the SEC on March 30, 2009.
2. Incorporated by reference to Exhibits with the same number in the Company’s Registration Statement on Form S-1/A as filed with the SEC on May 1, 2009.
3. Incorporated by reference to Exhibit with the same number in the Company’s Registration Statement on Form POS AM as filed with the SEC on September 28, 2009.
4. Incorporated by reference to Exhibit 3.1 in the Company’s Current Report on Form 8-K filed June 18, 2010.
5. Incorporated by reference to Exhibit 10.5 of Company’s Current Report on Form 8-K, file May 17, 2010.
* Filed herewith.